UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2020

OneSpaWorld Holdings Limited

(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas	001-38843	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	Harry B. Sands, Lobosky Management Co. Ltd. Shirley House 253 Shirley Street P.O. Box N-624 City of Nassau, Island of New Providence, Commonwealth of The Bahamas	N/A
	(Address of principal executive offices)	(Zip Code)

Tel: (242) 322-2670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value (U.S.) $0.0001 per share	OSW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

OneSpaWorld Holdings Limited (the “Company”) continues to evaluate opportunities to address its equity capital structure including contemplating stock and/or warrant buybacks and possibly transactions where common shares are offered in exchange for existing warrants. In connection therewith, the Board of Directors of the Company (the “Board”) has approved a program, authorizing the Company to repurchase its outstanding warrants for an aggregate expenditure of up to $10 million. The repurchases may be made from time to time in the open market, through block trades or in privately negotiated transactions. The Company may also adopt one or more purchase plans pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in order to implement the warrant repurchase program. The warrant repurchase program does not obligate the Company to purchase any warrants and may be terminated, increased or decreased by the Board in its discretion at any time. There is no assurance that any warrants will be repurchased. Warrant repurchases will depend on, among other things, market conditions, cash requirements and other factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OneSpaWorld Holdings Limited

Date: March 2, 2020	By:	/s/ Stephen B. Lazarus
Stephen B. Lazarus
Chief Operating Officer and Chief Financial Officer